Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 033-65417) and Form S-3 (No. 333-161838) and Form S-8 (No. 333-95343) of Alliance Financial Corporation of our reports dated March 12, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which reports appear in this Form 10-K for December 31, 2009.

/s/Crowe Horwath LLP
Crowe Horwath LLP

Livingston, New Jersey

March 12, 2010